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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ARENA PHARMACEUTICALS, INC.
               --------------------------------------------------
                 (Exact name of registrant specified in Charter)


                  DELAWARE                           23-2908305
            ---------------------              ------------------------
               (State or other                      (IRS Employee
               jurisdiction of                   Identification No.)
               incorporation)


           6166 Nancy Ridge Drive
                San Diego, CA                           92121
    ----------------------------------------      -----------------
    (Address of principal executive offices)          Zip Code


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                                                       333-35944

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                 ------------------------------

             Not Applicable                          Not Applicable
          -------------------                 ------------------------------


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                         Common Stock, $0.0001 par value
                        ---------------------------------
                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered

        Arena Pharmaceuticals, Inc. is registering shares of Common Stock, par value $0.0001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-35944) that was filed with the Securities and Exchange Commission on April 28, 2000 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2. Exhibits.

        3.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-35944) of the Registrant, as amended).

        3.2 Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-35944) of the Registrant, as amended).

        4.2 Form of Registrant's Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (file no. 333-35944) of the Registrant, as amended).

        4.3     Investor Rights Agreements (Incorporated by reference to Exhibit
                4.3 to the Registration Statement on Form S-1 (file no. 333-35944) of the Registrant, as amended).




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                                   SIGNATURES


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 ARENA PHARMACEUTICALS, INC.



                                 By: /s/ JACK LIEF
                                    --------------------------------------
                                    Name:  Jack Lief
Dated: July 26, 2000                Title: President and Chief Executive Officer






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